RYDER SCOTT COMPANY
621 SEVENTEENTH STREET SUITE 1550
DENVER, COLORADO 80293
TELEPHONE (303) 623-9147
FAX (303) 623-4258

Exhibit 23.2
CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, we hereby consent to the references to our firm and inclusion of information contained in our third party letter report dated January 12, 2016 on the proved reserves of the Company (the “Letter Report”), in the context in which they appear, in the Annual Report on Form 10-K of Newfield Exploration Company (the “Company”) for the fiscal year ended December 31, 2015 (the “10-K”), as well as in the notes to the financial statements included therein.
We have also consented to the incorporation by reference in the registration statements on Form S-3 (No. 333-198120) and Forms S-8 (Nos. 333-55110, 333-103348, 333-153061, 333-155249, 333-158961, 333-166672, 333-173964, 333-188770 & 333-204964) of Newfield Exploration Company, in accordance with the requirements of the Securities Act of 1933, as amended, of the references to our name, inclusion of information contained in the Letter Report, as well as to the references to our Letter Report, which appears in the 10-K, in the context in which they appear.
We further consent to the inclusion of our Letter Report as Exhibit 99.1 in the 10-K.

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado
February 24, 2016